Exhibit 4.1

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 OR UNDER SAID ACT.

CONVERTIBLE NOTE

Princeton, NJ
June 30, 2025 (the “Issue Date”)	$[●]

FOR VALUE RECEIVED, Sonnet BioTherapeutics Holdings, Inc., a Delaware corporation (hereinafter called the “Borrower”), hereby promises to pay to the order of [                          ] or registered assigns (the “Holder”) the sum of $[●], on June 30, 2026 (the “Maturity Date”). All payments due hereunder (to the extent not converted into common stock, $0.0001 par value per share, of the Borrower (the “Common Stock”) in accordance with the terms hereof) shall be made in lawful money of the United States of America. This Note shall not bear interest. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed.

The following terms shall apply to this Note:

Article I. CONVERSION RIGHTS

1.1 Optional Conversion Right. The Holder shall have the right, from time to time, and at any time on or prior to repayment, to convert all or any part of the outstanding and unpaid principal amount of this Note into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified, at the Conversion Price (as defined below) (an “Optional Conversion”); provided, however, that in no event, unless provided to the contrary herein, shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (a) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on Conversion or exercise analogous to the limitations contained herein) and (b) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than [4.99% / 9.99% / 19.99%] of the outstanding shares of Common Stock after giving effect to such Conversion (the “Beneficial Ownership Limitation”); provided, that upon delivery of a written notice to the Borrower, the Holder may, from time to time, increase or decrease the Beneficial Ownership Limitation to any other percentage not in excess of 19.99% as specified in such notice; provided, further, that (i) any such increase in the Beneficial Ownership Limitation will not be effective until the 61st day, or such other day as elected by the Holder, after such notice is delivered to the Borrower and (ii) any such Beneficial Ownership Limitation will apply only to such Holder, together with such Holder’s affiliates, and any Persons acting as a group together with such Holder or any of such Holder’s affiliates and not to any other Holder that is not an affiliate of such Holder or a Person acting as a group together with such Holder or any of such Holder’s affiliates. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder, except as otherwise provided in clause (a) of such proviso.

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1.2 Mandatory Conversion. If the Borrower shall, at any time when this Note is issued and outstanding, issue shares of Common Stock (or rights or warrants or any other securities or rights exercisable or convertible into or exchangeable for shares of Common Stock, including shares of preferred stock of the Company (“Common Stock Equivalents”)) in an offering for gross proceeds to the Borrower of at least $5.0 million (the “Subsequent Issuance”), the entire then unpaid principal amount of this Note shall be automatically, without any required action on the part of the Borrower or the Holder, converted (without regard to the Beneficial Ownership Limitation set forth herein) (a “Mandatory Conversion” and together with an Optional Conversion, a “Conversion”) into the same securities issued in the Subsequent Issuance upon the closing of the Subsequent Issuance (the “Subsequent Issuance Securities”). The Borrower shall submit to the Holder a notice of a Mandatory Conversion (by email or other reasonable means of communication dispatched on the date of such Mandatory Conversion prior to 6:00 p.m., New York, New York time) setting forth (i) the Mandatory Conversion Date, (ii) the Conversion Amount and (iii) the number of Subsequent Issuance Securities to be issued upon such Mandatory Conversion (and the method and calculations regarding how such number was determined) (the “Mandatory Conversion Notice”). Upon receipt of the Mandatory Conversion Notice, the Holder shall be required to physically surrender this Note to the Borrower. The Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder a book-entry statement from the Company’s transfer agent for the Common Stock issuable upon such Mandatory Conversion and the number of Subsequent Issuance Securities applicable to conversion of this Note pursuant to this Section 1.2 within two (2) business days after surrender of this Note in accordance with the terms hereof.

1.3 Conversion Price. The Conversion Price shall be $1.156 (the “Conversion Price”).

1.4 Authorized Shares. The Borrower covenants that, until the entire unpaid principal amount of this Note is (i) converted in full in accordance with the terms hereof or (ii) repaid in full, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full Conversion of this Note, as well as the full exercise of the Warrants (as defined below).

1.5 Method of Conversion.

(a) Mechanics of Conversion. Subject to Section 1.1, this Note may be converted by the Holder in whole or in part at any time from time to time after the Issue Date by (a) submitting to the Borrower a Notice of Conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”), by email or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time and (b) subject to Section 1.5(b), surrendering this Note at the principal office of the Borrower.

(b) Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon Conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid principal amount of this Note is so converted. The Holder and the Borrower shall maintain records showing the principal amount so converted and the dates of such Conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such Conversion. In the event of any dispute or discrepancy, such records of the Borrower shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Note. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following Conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

(c) Payment of Taxes. The Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on Conversion of this Note in a name other than that of the Holder (or in street name), and the Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder’s account) requesting the issuance thereof shall have paid to the Borrower the amount of any such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

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(d) Delivery of Common Stock Upon Conversion. Upon receipt by the Borrower from the Holder of a email transmission (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for Conversion as provided in this Section 1.5(a) in the case of an Optional Conversion, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such Conversion within two (2) business days after such receipt (and, solely in the case of an Optional Conversion of the entire unpaid principal amount hereof, surrender of this Note) in accordance with the terms hereof. The number of shares of Common Stock to be issued upon each Conversion of this Note pursuant to Section 1.1 shall be determined by dividing the Conversion Amount (as defined below) by the Conversion Price on the Conversion Date (as defined below); provided, that the Notice of Conversion or Mandatory Conversion Notice, as applicable, is submitted by e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower or Holder, as applicable, before 6:00 p.m., New York, New York time on such conversion date (the “Conversion Date”). Any conversion of this Note pursuant to Section 1.2 shall be governed by the provisions of Section 1.2. The term “Conversion Amount” means, with respect to any Conversion of this Note, the principal amount of this Note to be converted in such Conversion.

(e) Obligation of Borrower to Deliver Common Stock. Upon receipt by the Borrower of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such Conversion, the outstanding principal amount on this Note shall be reduced to reflect such Conversion, and, unless the Borrower defaults on its obligations under this Article I, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such Conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Borrower’s obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such Conversion. The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is received by the Borrower before 6:00 p.m., New York, New York time, on such date.

(f) Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical certificates representing the Common Stock issuable upon Conversion and if such shares are available for resale in accordance with Rule 144, provided the Borrower’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder and its compliance with the provisions contained in Section 1.1, Section 1.2 and Section 1.5, the Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon Conversion to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.

1.6 Effect of Certain Events.

(a) Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Note is issued and outstanding, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon Conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to the Beneficial Ownership Limitation set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof.

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(b) Adjustment Due to Dividend, Distribution or Split. If the Borrower, at any time while the Note is outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Borrower, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 1.6(b) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

1.7 Trading Market Limitations. Unless permitted by the applicable rules and regulations of the principal securities market on which the Common Stock is then listed or traded, in no event shall the Borrower issue upon Conversion of or otherwise pursuant to this Note, more than the maximum number of shares of Common Stock that the Borrower can issue pursuant to any rule of the principal United States securities market on which the Common Stock is then traded (the “Maximum Share Amount”), which shall be 19.99% of the total shares outstanding on the Issue Date, subject to equitable adjustment from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the date hereof; provided, that the Maximum Share Amount shall be reduced, on a share by share basis, by any shares of Common Stock issued or issuable pursuant to any transaction or series of transactions that would reasonably be expected to be aggregated with this Note, including any shares of Common Stock issuable upon conversion of convertible notes of like tenor bearing the same Issue Date, under the applicable rules of the principal securities market on which the Common Stock is then listed or traded, as determined by the Borrower in good faith. Once the Maximum Share Amount has been issued, the Borrower and its Board of Directors will promptly seek and use commercially reasonable efforts to obtain shareholder approval of an issuance above the Maximum Share Amount as soon as practicable.

1.8 Status as Shareholder. Upon submission of a Notice of Conversion by a Holder, (i) the shares covered thereby shall be deemed converted into shares of Common Stock and (ii) the Holder’s rights as a Holder of such converted portion of this Note shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Borrower to comply with the terms of this Note.

Article II. EVENTS OF DEFAULT

If any of the following events of default (each, an “Event of Default”) shall occur:

2.1 Failure to Pay Principal. The Borrower fails to pay the principal hereof when due on this Note and is not cured within 90 days of such failure;

2.2 Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed;

2.3 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower; and

2.4 Delisting. The Borrower becomes delisted from Nasdaq.

then, upon the occurrence and during the continuation of any Event of Default, at the option of the Holders of a majority of the aggregate principal amount of the outstanding Notes exercisable through the delivery of written notice to the Borrower by such Holders (the “Default Notice”), the Notes shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the then outstanding principal amount of this Note and all other amounts payable hereunder and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

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Article III. REPRESENTATIONS AND WARRANTIES OF HoldeR

3.1 Investment Purpose. As of the date hereof, the Holder is purchasing this Note and the shares of Common Stock or the Subsequent Issuance Securities, as the case may be, issuable upon conversion of or otherwise pursuant to this Note, for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act of 1933, as amended (the “Act”).

3.2 Accredited Investor Status. The Holder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”).

3.3 Reliance on Exemptions. The Holder understands that this Note and the securities issuable upon Conversion are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Borrower is relying upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder to acquire this Note and the securities issuable upon Conversion.

3.4 Information. The Holder and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Borrower and materials relating to the offer and sale of this Note and the securities issuable upon Conversion which have been requested by the Holder or its advisors. The Holder and its advisors, if any, have been afforded the opportunity to ask questions of the Borrower. The Holder understands that its investment in this Note and the securities issuable upon Conversion involves a significant degree of risk.

3.5 Transfer or Resale. The Holder understands that (i) the sale or resale of this Note and the securities issuable upon Conversion have not been and are not being registered under the Act or any applicable state securities laws, and this Note and the securities issuable upon Conversion may not be transferred unless (a) this Note and the securities issuable upon Conversion are sold pursuant to an effective registration statement under the Act, (b) the Holder shall have delivered to the Borrower an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that this Note and the securities issuable upon Conversion to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Borrower, (c) this Note and the securities issuable upon Conversion are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Act (or a successor rule) (“Rule 144”)) of the Holder who agrees to sell or otherwise transfer this Note and the securities issuable upon Conversion only in accordance with this Section 3.5 and who is an Accredited Investor or (d) this Note and the securities issuable upon Conversion are sold pursuant to Rule 144; (ii) any sale of this Note and the securities issuable upon Conversion made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of this Note and the securities issuable upon Conversion under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Act) may require compliance with some other exemption under the Act or the rules and regulations of the SEC thereunder; and (iii) neither the Borrower nor any other person is under any obligation to register this Note and the securities issuable upon Conversion under the Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

3.6. Legends. The Holder understands that the Notes, and until such time as the securities issuable upon Conversion have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, the securities issuable upon Conversion, may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Note or securities issuable upon Conversion):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.”

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The legend set forth above shall be removed and the Borrower shall issue a certificate without such legend to the Holder of any Note or security issued upon Conversion upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such security is registered for sale under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such Holder provides the Borrower with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such security may be made without registration under the Act, which opinion shall be accepted by the Borrower so that the sale or transfer is effected or (c) such Holder provides the Borrower with reasonable assurances that such security can be sold pursuant to Rule 144. The Holder agrees to sell this Note and any securities issuable upon Conversion, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

3.5. Authorization; Enforcement. This Note has been duly and validly authorized. This Note has been duly executed and delivered on behalf of the Holder, and this Note constitutes a valid and binding agreement of the Holder enforceable in accordance with its terms.

3.6 Integrated Offering. The Holder acknowledges and agrees that this Note is one of a series of convertible notes of like tenor, identical ranking and equal priority, all bearing the same Issue Date and issued simultaneously to Accredited Investors in a single private placement offering exempt from registration.

article iv. representations and warranties of borrower

4.1 Authorization; Enforcement. The Borrower has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Note and otherwise to carry out its obligations hereunder. The execution and delivery of this Note by the Borrower and the consummation by the Borrower of the transactions contemplated hereby will be duly authorized by all necessary action on the part of the Borrower and no further action is required by the Borrower, its board of directors or its stockholders in connection therewith. This Note has been duly executed by the Borrower and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

4.2 No Conflicts. The execution, delivery and performance of this Note by the Borrower and the consummation by the Borrower of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Borrower’s certificate of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Borrower in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Borrower debt or otherwise) or other material understanding to which such Borrower is a party or by which any property or asset of the Borrower is bound or affected, other than for which a waiver has been obtained by the Borrower; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Borrower is subject (including federal and state securities laws and regulations), or by which any property or asset of the Borrower is bound or affected.

4.3 Issuance Common Stock & Listing. The shares of Common Stock issuable upon Conversion, when issued in accordance with the terms of this Note, will be validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Borrower. The Borrower shall promptly secure the listing of the shares of Common Stock issuable upon Conversion upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, so long as the Holder continues to own the shares of Common stock, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock issuable from time to time upon conversion of this Note.

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ARTICLE V. WARRANTS

5.1 Warrants. In connection with the issuance of the Note, the Holder shall have the right to elect to receive a warrant to purchase a number of shares of Common Stock equal to 50% of the number of shares of Common Stock into which the Note is initially convertible into based on the Conversion Price on the date of this Note (the “Warrants”). A form of the Warrant is attached hereto as Exhibit A. The Warrants will be exercisable for a term of 5 years from issuance and will have an exercise price equal to the Conversion Price on the date of issuance of the Note. In the event the Holder elects to receive the Warrants, the Holder will pay the Company an additional $0.0625 per share of Common Stock underlying the Warrants in order to meet the pricing requirements of the Nasdaq Stock Market. In the event the closing of the Subsequent Issuance does not occur within ninety (90) days of the date of this Note, then the Holder shall have the right to elect to receive a warrant to purchase an additional number of shares of Common Stock equal to 200% of the number of shares of Common Stock into which the Note is initially convertible into based on the Conversion Price on the date of this Note (the “Additional Warrants”). The Additional Warrants shall be in the same form and terms as the Warrants. In the event the Holder elects to receive the Additional Warrants, the Holder will pay the Company an additional $0.25 per share of Common Stock underlying the Warrants in order to meet the pricing requirements of the Nasdaq Stock Market.

ARTICLE VI. MISCELLANEOUS

6.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

6.2 Registration. In the event the closing of the Subsequent Issuance does not occur within ninety (90) days of the date of this Note, as soon as practical following such date, the Borrower shall file and use commercially reasonable efforts to have declared effective a registration statement on Form S-1 or Form S-3 for the Notes, the Warrants and the Common Stock issuable upon any conversion of the Notes or exercise of the Warrants.

6.3 Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served (which shall include email transmission) or sent by courier or three (3) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address of the Holder shall be as shown on the records of the Borrower; and the address of the Borrower shall be Sonnet BioTherapeutics Holdings, Inc. 100 Overlook Center, Princeton, NJ 08540 Attention: Raghu Rao, Interim Chief Executive Officer (email: RaghuRao@sonnetbio.com). Both the Holder and the Borrower may change the address for service by service of written notice to the other as herein provided.

6.4 Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument (and any other convertible notes of like tenor bearing the same Issue Date) as originally executed, or if later amended or supplemented, then as so amended or supplemented.

6.5 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Each transferee of this Note must be an Accredited Investor. Notwithstanding anything in this Note to the contrary, this Note may only be assigned with the express written consent of the Borrower.

6.6 Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

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6.7 Governing Law. THIS NOTE SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE BORROWER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS NOTE, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY’S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS NOTE SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS’ FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

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IN WITNESS WHEREOF, each of the parties has caused this Note to be executed as of the day and year first above written.

.

SONNET BIOTHERAPEUTICS HOLDINGS, INC.

By:
Name:
Title:

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IN WITNESS WHEREOF, each of the parties has caused this Note to be executed as of the day and year first above written.

[ ]

By:
Name:	[ ]
Title:	[ ]

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EXHIBIT A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Notes)

The undersigned hereby irrevocably elects to convert $__________ principal amount of the Note (defined below) into shares of common stock, par value $0.0001 per share (“Common Stock”), of Sonnet BioTherapeutics Holdings, Inc., a Delaware corporation (the “Borrower”) according to the conditions of the convertible Notes of the Borrower dated as of June __, 2025 (the “Notes”), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. A copy of each Note is attached hereto (or evidence of loss, theft or destruction thereof).

If available, the Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC Prime Broker:______________________________________

Account Number: _____________________________________________

In lieu of receiving shares of Common Stock issuable pursuant to this Notice of Conversion by way of a DWAC Transfer, the undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name:____________________________________________

Address: _________________________________________

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Notes shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the “Act”), or pursuant to an exemption from registration under the Act.

Date of Conversion:___________________________

Applicable Conversion Price: $

Number of Shares of Common Stock to be Issued Pursuant to

Conversion of the Notes:______________

Signature:___________________________________

Name:______________________________________

Address:____________________________________

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